                                                                    Exhibit 4(b)

                              CERTIFICATE OF TRUST

                                       OF

                               KEYCORP CAPITAL II


                  This Certificate of Trust of KeyCorp Capital II (the "Trust"), dated as of July 9, 1998, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 DEL. C. Section 3801, et seq.).

                  1. NAME. The name of the business trust being formed hereby is KeyCorp Capital II.

                  2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust, with a principal place of business in the State of Delaware, are Bankers Trust (Delaware), E.A. Delle Donne Corporate Center, Montgomery Bldg., 1011 Centre Road, Suite 200, Wilmington, Delaware 19805-1266.

                  3. EFFECTIVE DATE. This Certificate of Trust shall be effective as of its filing with the Secretary of State of the State of Delaware.

                  IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first above written.


                                     BANKERS TRUST (DELAWARE), not in its
                                     individual capacity, but solely as Trustee



                                     By:      /s/ M. Lisa Wilkins
                                           -------------------------------------
                                           Name:   M. Lisa Wilkins
                                           Title:  Assistant Secretary

                                     DANIEL R. STOLZER, not in his individual capacity, but solely as Trustee


                                     /s/ Daniel R. Stolzer
                                     ------------------------------------------